Exhibit 99.1

AIkido Pharma Inc. Announces Closing of $14.0 Million Registered
Direct Offering Priced At-the-Market under Nasdaq Rules

NEW YORK – April 15, 2020 – AIkido Pharma Inc. (AIKI) (“AIkido” or the “Company”), a technology development company committed to the fostering of innovative ideas, announced today the closing of its previously announced registered direct offering with several institutional and accredited investors of 14,000,000 shares of its common stock at a purchase price of $1.00 per share, priced at-the-market under Nasdaq rules. The gross proceeds to the Company from the offering totaled $14.0 million, before deducting placement agent fees and other offering expenses.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock described above were offered by AIkido pursuant to a shelf registration statement on Form S-3 (No. 333-220632), which was previously declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus supplement and the accompanying prospectus relating to the common shares was filed by AIkido with the SEC and can be obtained at the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, New York 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release does not constitute an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AIkido

AIkido was initially formed in 1967 and is a biotechnology company with a diverse portfolio of small-molecule anti-cancer therapeutics. The Company’s platform consists of patented technology from leading universities and researchers and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and Wake Forest University. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, acute myeloid leukemia (AML) and acute lymphoblastic leukemia (ALL). In addition, we are constantly seeking to grow our pipeline to treat unmet medical needs in oncology

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations  and intentions with respect to future operations and products, the potential of the Company’s technology and product candidates, the anticipated timing of future clinical trials, and other statements that are not historical in nature, particularly those that utilize terminology such as “would,” “will,” “plans,” “possibility,” “potential,” “future,” “expects,” “anticipates,” “believes,” “intends,” “continue,” “expects,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause AIkido’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include: the use of proceeds of the offering; market and other conditions; the difficulty of developing pharmaceutical products; obtaining regulatory and other approvals and achieving market acceptance; general business and economic conditions; the Company’s need for and ability to obtain additional financing or partnering arrangements; and the various risk factors (many of which are beyond AIkido’s control) as described under the heading “Risk Factors” in the preliminary prospectus and AIkido’s filings with the United States Securities and Exchange Commission. All forward-looking statements in this news release speak only as of the date of this news release and are based on management’s current beliefs and expectations. AIkido undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

AIkido:	Phone: 212-745-1373
Email: investorrelations@AIkido.com
www.AIkido.com